                                                                      Exhibit 15

The Board of Directors
JLG Industries, Inc.
McConnellsburg, PA 17233

We are aware of the incorporation by reference in the Registration Statements (Form S-8, No. 33-60366; Form S-8, No. 33-61333; and Form S-8, No. 33-75746) of
JLG Industries, Inc. of our report dated February14, 2001, relating to the unaudited condensed consolidated interim financial statements of JLG Industries, Inc. which are included in its Form 10-Q for the quarter ended January 31, 2001.



                                                         /s/ Ernst & Young LLP


Baltimore, Maryland
February 23, 2001